CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-236263 on Form S-6 of our report dated April 9, 2020, relating to the financial statement of FT 8604, comprising Dow(R) Target 10 Apr. '20 - Term 5/7/21 (The Dow(R) Target 10 Portfolio, April 2020 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 9, 2020